Exhibit 21.1
List of Subsidiaries of TRI Pointe Group, Inc.

Cabin Branch Commons, LLC (Maryland)
Maracay 91, L.L.C. (Arizona)
Maracay Construction, L.L.C. (Arizona)
Maracay Homes, L.L.C. (Arizona)
Maracay Realty, L.L.C. (Arizona)
Maracay Rio Rancho, L.L.C. (Arizona)
Maracay VR, LLC (Arizona)
Maracay WH, L.L.C. (Arizona)
Pardee Homes (California)
Pardee Homes of Nevada (Nevada)
Quadrant Real Estate, LLC (Washington)
The Quadrant Corporation (Washington)
Trendmaker Clear Lake, LLC (Texas)
Trendmaker Homes Active, L.L.C. (Texas)
Trendmaker Homes DFW, L.L.C. (Texas)
Trendmaker Homes Holdings, L.L.C. (Texas)
Trendmaker Homes, Inc. (Texas)
Trendmaker LAC GP, LLC (Texas)
Trendmaker LAC LP, LLC (Texas)
TRI Pointe Advantage Insurance Services, Inc. (Delaware)
TRI Pointe Assurance, Inc. (Texas)
TRI Pointe Communities, Inc. (Delaware)
TRI Pointe Connect, L.L.C. (Delaware)
TRI Pointe Contractors, LP (Delaware)
TRI Pointe Holdings, Inc. (Washington)
TRI Pointe Homes, Inc. (Delaware)
TRI Pointe Solutions, Inc. (Delaware)
Winchester Homes Inc. (Delaware)